Filed Pursuant to Rule 433(d)

Registration No. 333-131111

NovaStar Home Equity Loan Asset-Backed Certificates,

Series 2006-2

$571,323,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Seller and Servicer

Co-Lead Underwriters

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

2

Breakeven Losses

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M/F)	AA/Aa2/AA	AA/Aa3/AA	AA/A1/AA-	AA-/A2/AA-	A+/A3/A+

Loss Severity	15%	15%	15%	15%	15%
Default	58.78 CDR	47.73 CDR	38.78 CDR	31.88 CDR	27.31 CDR
Collateral Loss	11.42%	10.27%	9.14%	8.12%	7.35%

Loss Severity	25%	25%	25%	25%	25%
Default	28.95 CDR	24.63 CDR	20.83 CDR	17.69 CDR	15.50 CDR
Collateral Loss	12.73%	11.43%	10.17%	9.02%	8.16%

Loss Severity	35%	35%	35%	35%	35%
Default	19.11 CDR	16.54 CDR	14.21 CDR	12.23 CDR	10.81 CDR
Collateral Loss	13.37%	12.00%	10.68%	9.47%	8.56%

Class	M-6	M-7	M-8
Rating (S/M/F)	A+/Baa1/A+	A/Baa2/A	BBB+/Baa3/BBB+

Loss Severity	15%	15%	15%
Default	23.87 CDR	21.40 CDR	17.37 CDR
Collateral Loss	6.71%	6.22%	5.34%

Loss Severity	25%	25%	25%
Default	13.76 CDR	12.48 CDR	10.31 CDR
Collateral Loss	7.43%	6.88%	5.88%

Loss Severity	35%	35%	35%
Default	9.66 CDR	8.80 CDR	7.33 CDR
Collateral Loss	7.80%	7.20%	6.15%

Assumptions:

1) Run at the Pricing Speed to Maturity

2) Forward LIBOR

3) Triggers are failing after the Crossover Date

4) 12 month liquidation lag

5) “Break” is the CDR that creates the first dollar of principal loss on the related bond

6) Defaults are in addition to prepayments

3

Weighted Average Life Tables

Class A-2A To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.56	1.21	1.00	0.85	0.75
MDUR (yr)	1.45	1.14	0.95	0.81	0.72
First Prin Pay	1	1	1	1	1
Last Prin Pay	33	24	21	17	15

Class A-2ATo Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.56	1.21	1.00	0.85	0.75
MDUR (yr)	1.45	1.14	0.95	0.81	0.72
First Prin Pay	1	1	1	1	1
Last Prin Pay	33	24	21	17	15

Class A-2B To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	3.93	2.55	2.00	1.76	1.56
MDUR (yr)	3.45	2.33	1.85	1.64	1.46
First Prin Pay	33	24	21	17	15
Last Prin Pay	67	43	28	23	21

Class A-2B To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	3.93	2.55	2.00	1.76	1.56
MDUR (yr)	3.45	2.33	1.85	1.64	1.46
First Prin Pay	33	24	21	17	15
Last Prin Pay	67	43	28	23	21

Class A-2C To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.34	3.50	2.27	1.95
MDUR (yr)	6.41	4.50	3.09	2.08	1.81
First Prin Pay	67	43	28	23	21
Last Prin Pay	143	94	68	33	25

Class A-2C To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.34	3.50	2.27	1.95
MDUR (yr)	6.41	4.50	3.09	2.08	1.81
First Prin Pay	67	43	28	23	21
Last Prin Pay	143	94	68	33	25

4

Weighted Average Life Tables

Class A-2D To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	12.35	8.10	5.85	3.70	2.26
MDUR (yr)	8.77	6.39	4.89	3.26	2.07
First Prin Pay	143	94	68	33	25
Last Prin Pay	148	97	70	52	30

Class A-2D To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	16.20	11.01	8.02	5.22	2.26
MDUR (yr)	10.38	7.99	6.27	4.32	2.07
First Prin Pay	143	94	68	33	25
Last Prin Pay	300	215	163	125	30

Class M-1 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	7.01	4.66	3.96	4.19	3.15
MDUR (yr)	5.59	3.97	3.47	3.65	2.82
First Prin Pay	46	38	41	45	30
Last Prin Pay	145	95	69	52	38

Class M-1 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	7.01	4.66	3.96	4.37	4.27
MDUR (yr)	5.59	3.97	3.47	3.78	3.70
First Prin Pay	46	38	41	45	30
Last Prin Pay	145	95	69	61	69

Class M-2 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	12.36	8.11	5.86	4.36	3.19
MDUR (yr)	8.74	6.38	4.88	3.78	2.86
First Prin Pay	145	95	69	52	38
Last Prin Pay	148	97	70	52	38

Class M-2 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	15.84	10.72	7.76	6.07	6.73
MDUR (yr)	10.23	7.84	6.12	5.01	5.47
First Prin Pay	145	95	69	61	69
Last Prin Pay	250	173	127	96	99

5

Weighted Average Life Tables

Class M-3 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.12	5.37	4.21	3.83	3.19
MDUR (yr)	6.22	4.45	3.64	3.36	2.85
First Prin Pay	46	38	40	43	38
Last Prin Pay	148	97	70	52	38

Class M-3 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.73	5.83	4.54	4.10	3.54
MDUR (yr)	6.49	4.72	3.86	3.55	3.13
First Prin Pay	46	38	40	43	39
Last Prin Pay	213	146	106	80	61

Class M-4 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.12	5.36	4.18	3.73	3.15
MDUR (yr)	6.21	4.44	3.61	3.28	2.82
First Prin Pay	46	37	39	41	36
Last Prin Pay	148	97	70	52	38

Class M-4 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.65	5.76	4.47	3.95	3.34
MDUR (yr)	6.45	4.67	3.80	3.44	2.97
First Prin Pay	46	37	39	41	36
Last Prin Pay	201	137	99	75	57

Class M-5 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.12	5.35	4.16	3.65	3.04
MDUR (yr)	6.19	4.43	3.59	3.21	2.72
First Prin Pay	46	37	38	40	35
Last Prin Pay	148	97	70	52	38

Class M-5 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.56	5.68	4.39	3.84	3.19
MDUR (yr)	6.39	4.62	3.74	3.35	2.84
First Prin Pay	46	37	38	40	35
Last Prin Pay	188	128	92	69	52

6

Weighted Average Life Tables

Class M-6 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.12	5.35	4.13	3.61	2.96
MDUR (yr)	6.07	4.36	3.52	3.14	2.64
First Prin Pay	46	37	38	39	34
Last Prin Pay	148	97	70	52	38

Class M-6 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.46	5.59	4.30	3.74	3.08
MDUR (yr)	6.22	4.50	3.64	3.24	2.72
First Prin Pay	46	37	38	39	34
Last Prin Pay	178	119	86	64	48

Class M-7 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.12	5.35	4.13	3.57	2.91
MDUR (yr)	6.02	4.34	3.51	3.10	2.58
First Prin Pay	46	37	38	39	33
Last Prin Pay	148	97	70	52	38

Class M-7 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.31	5.49	4.23	3.65	2.98
MDUR (yr)	6.10	4.41	3.57	3.16	2.64
First Prin Pay	46	37	38	39	33
Last Prin Pay	166	110	79	59	44

Class M-8 To Call
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.00	5.27	4.05	3.48	2.82
MDUR (yr)	5.73	4.17	3.37	2.98	2.47
First Prin Pay	46	37	37	38	32
Last Prin Pay	148	97	70	52	38

Class M-8 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.01	5.28	4.06	3.49	2.83
MDUR (yr)	5.73	4.17	3.37	2.98	2.47
First Prin Pay	46	37	37	38	32
Last Prin Pay	155	102	73	55	40

7

Effective Available Funds Cap Rate Schedule(1)(2)

To 10% Optional Termination at the Pricing Assumptions

Period	Effective AFC Rate (%)	Period	Effective AFC Rate (%)	Period	Effective AFC Rate (%)
1	N/A	31	15.05	61	12.55
2	16.13	32	14.38	62	12.13
3	16.21	33	13.91	63	12.12
4	16.55	34	11.16	64	12.51
5	16.43	35	11.35	65	12.09
6	16.82	36	11.02	66	12.48
7	16.75	37	11.38	67	12.06
8	16.96	38	11.00	68	12.05
9	17.97	39	10.99	69	12.86
10	17.46	40	11.35	70	12.02
11	18.00	41	11.65
12	18.07	42	12.07
13	18.63	43	11.67
14	18.72	44	11.66
15	19.06	45	12.90
16	19.64	46	11.64
17	19.76	47	12.68
18	20.37	48	12.30
19	20.52	49	12.70
20	19.07	50	12.27
21	16.20	51	12.26
22	12.32	52	12.65
23	13.03	53	12.24
24	13.06	54	12.63
25	13.59	55	12.21
26	13.50	56	12.20
27	13.74	57	13.49
28	14.20	58	12.18
29	14.71	59	12.58
30	15.24	60	12.16

(1)	Derived assuming indices constant at 20.00% for 1-Month LIBOR and 6-Month LIBOR, using 100% PPC.
(2)	Includes cap floating rate payments received by the trust from the Cap Providers.

8

Excess Spread Schedule- Forward LIBOR

To 10% Optional Termination at the Pricing Assumptions

Period	1 Month LIBOR (%)	6 Month LIBOR (%)	Excess Spread (%)	Period	1 Month LIBOR (%)	6 Month LIBOR (%)	Excess Spread (%)	Period	1 Month LIBOR (%)	6 Month LIBOR (%)	Excess Spread (%)
1	5.13800	5.33700	0.41	31	5.26300	5.33300	3.51	61	5.47100	5.55300	3.89
2	5.25900	5.36800	1.87	32	5.26600	5.33900	3.51	62	5.47900	5.56000	3.71
3	5.34300	5.37700	1.78	33	5.27100	5.34600	4.09	63	5.48600	5.56700	3.70
4	5.30600	5.37000	1.99	34	5.27600	5.35200	3.55	64	5.49300	5.57400	3.89
5	5.30900	5.36700	1.81	35	5.28200	5.36000	3.79	65	5.50000	5.58000	3.73
6	5.31200	5.36000	1.98	36	5.28900	5.36700	3.59	66	5.50600	5.58600	3.91
7	5.32000	5.35000	1.79	37	5.29600	5.37500	3.76	67	5.51300	5.59200	3.72
8	5.31300	5.33700	1.79	38	5.30400	5.38200	3.63	68	5.51900	5.59800	3.72
9	5.30100	5.32400	2.34	39	5.31100	5.39000	3.65	69	5.52500	5.60400	4.09
10	5.28900	5.31200	1.80	40	5.31800	5.39700	3.84	70	5.53100	5.60900	3.73
11	5.26800	5.30100	1.99	41	5.32600	5.40400	3.69
12	5.25200	5.29300	1.83	42	5.33300	5.41200	3.87
13	5.24700	5.28800	2.00	43	5.34000	5.41900	3.68
14	5.23500	5.28400	1.83	44	5.34800	5.42600	3.67
15	5.22700	5.28300	1.83	45	5.35500	5.43400	4.23
16	5.22600	5.28300	1.99	46	5.36100	5.44200	3.67
17	5.22200	5.28200	1.81	47	5.36800	5.45000	3.88
18	5.22100	5.28100	1.98	48	5.37400	5.45900	3.70
19	5.22400	5.28300	1.79	49	5.38300	5.46900	3.88
20	5.22800	5.28800	1.81	50	5.39300	5.47800	3.68
21	5.22900	5.29300	2.21	51	5.40300	5.48700	3.67
22	5.22200	5.29700	1.91	52	5.41200	5.49500	3.85
23	5.21400	5.30300	3.78	53	5.42100	5.50300	3.70
24	5.23300	5.31100	3.66	54	5.42900	5.51000	3.88
25	5.25400	5.31500	3.79	55	5.43700	5.51600	3.69
26	5.25500	5.31600	3.58	56	5.44400	5.52200	3.68
27	5.25500	5.31800	3.54	57	5.45100	5.52800	4.23
28	5.25600	5.32100	3.71	58	5.45700	5.53300	3.68
29	5.25800	5.32400	3.53	59	5.46200	5.54000	3.89
30	5.26000	5.32800	3.71	60	5.46600	5.54600	3.71

9

NovaStar Home Equity Loan Asset-Backed Certificates,

Series 2006-2

$571,323,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Seller and Servicer

Co-Lead Underwriters

Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Prue Larocca	(203) 622-3868	laroccp@gcm.com
Vinu Phillips	(203) 622-5626	philliv@gcm.com
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Erin Maxwell	(203) 618-6112	erin.maxwell@gcm.com
Sean Curran	(203) 618-2426	sean.curran@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Structuring	Phone	E-mail Address
Rob Shugrue	(203) 622-5625	shugrur@gcm.com

Collateral Analytics	Phone	E-mail Address
Dan O’Connor	(203) 618-6113	oconnod@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Peter Graham	(212) 438-1599	peter_graham@sandp.com
Dan Larkin	(212) 438-3014	daniel_larkin@standardandpoors.com

Moody’s Investors Service	Phone	E-mail Address
Rachel Peng	(212) 553-3831	Rachel.Peng@moodys.com

Fitch	Phone	E-mail Address
Michele Patterson	(212) 908-0779	michele.patterson@fitchratings.com

Preliminary Term Sheet	Date Prepared: June 5, 2006

$571,323,000 (Approximate)

Publicly Offered

NovaStar Home Equity Loan Asset-Backed Certificates, Series 2006-2

Class(1,2,3)	Principal Balance ($)	WAL (Years) Call/Mat (4)	Payment Window (Mths) Call/Mat(4)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type
Class A-1A	$431,398,000	Not Marketed Hereby		AAA/Aaa/AAA	June 2036	Floating Rate Senior
Class A-2A	$195,000,000	1.00 / 1.00	1-21 /1-21	AAA/Aaa/AAA	June 2036	Floating Rate Seq. Senior
Class A-2B	$108,500,000	2.00 / 2.00	21-28 /21-28	AAA/Aaa/AAA	June 2036	Floating Rate Seq. Senior
Class A-2C	$90,300,000	3.50 / 3.50	28-68 /28-68	AAA/Aaa/AAA	June 2036	Floating Rate Seq. Senior
Class A-2D	$37,631,000	5.85 / 8.02	68-70 /68-163	AAA/Aaa/AAA	June 2036	Floating Rate Seq. Senior
Class M-1	$60,245,000	3.96 / 3.96	41-69 / 41-69	AA/Aa2/AA	June 2036	Floating Rate Subordinate
Class M-2	$15,827,000	5.86 / 7.76	69-70 /69-127	AA/Aa3/AA	June 2036	Floating Rate Subordinate
Class M-3	$15,317,000	4.21 / 4.54	40-70 /40-106	AA/A1/AA-	June 2036	Floating Rate Subordinate
Class M-4	$13,785,000	4.18 / 4.47	39-70 / 39-99	AA-/A2/AA-	June 2036	Floating Rate Subordinate
Class M-5	$10,211,000	4.16 / 4.39	38-70 / 38-92	A+/A3/A+	June 2036	Floating Rate Subordinate
Class M-6	$8,169,000	4.13 / 4.30	38-70 / 38-86	A+/Baa1/A+	June 2036	Floating Rate Subordinate
Class M-7	$6,127,000	4.13 / 4.23	38-70 / 38-79	A/Baa2/A	June 2036	Floating Rate Subordinate
Class M-8	$10,211,000	4.05 / 4.06	37-70 / 37-73	BBB+/Baa3/BBB+	June 2036	Floating Rate Subordinate
Class M-9	$8,169,000	Not Marketed Hereby		BBB/NR/BBB-	June 2036	Floating Rate Subordinate
Class M-10	$5,106,000			BB+/NR/BB+	June 2036	Floating Rate Subordinate
Total:	$1,015,996,0000

(1)	The Class A-1A Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and Group II Mortgage Loans. The principal balance of each Class of Certificates (as defined herein) is subject to a 10% variance.
(2)	The Class A-1A, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to call. The margin on the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 1.5x after the clean-up call date.
(3)	See “Effective Available Funds Cap Rate” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	NovaStar Mortgage Funding Corporation.

Issuer:	NovaStar Mortgage Funding Trust, Series 2006-2.

Seller and Servicer:	NovaStar Mortgage, Inc. (“NovaStar”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Wachovia Capital Markets, LLC (“Wachovia Securities”).

Co-Underwriter:	Morgan Stanley & Co. Incorporated.

Trustee:	JPMorgan Chase Bank, N.A.

Custodian:	U.S. Bank, National Association.

Cap Providers:	The Royal Bank of Scotland plc (“RBS”), Deutsche Bank AG (“Deutsche”), and Wachovia Bank, N.A. (“Wachovia”).

Certificates:	The Class A-1A Certificates (the “Group I Certificates”), the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Group II Certificates”, and together with the Group I Certificates, the “Class A Certificates” or “Senior Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Subordinate Certificates”). The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates are referred to herein as the “Offered Certificates.” The M-10 Certificates will not be publicly offered. The Senior and Subordinate Certificates are referred to herein as the “Certificates.”

Federal Tax Status:	The Certificates will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC, and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	June 1, 2006.

Expected Pricing Date:	On or about June [8], 2006.

Expected Closing Date:	On or about June 15, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in July 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:	The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible provided that certain conditions are satisfied (as described in the free writing prospectus).

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Denomination:	$25,000 minimum and multiples of $1,000 in excess thereafter.

Optional Termination:	The terms of the transaction allow for a clean-up call (the “Clean-up Call”) which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions: FRM Loans (100% PPC): 2% - 25% CPR over 10 months, 25% CPR thereafter ARM Loans (100% PPC): 2% - 30% CPR over 12 months, 30% CPR months 13-22, 60% CPR months 23-28, 35% CPR month 29 and thereafter.

Mortgage Loans:	As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,021,101,924, of which: (i) approximately $510,531,179 consisted of a pool of conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon subprime mortgage loans (the “Group I Mortgage Loans”), (ii) approximately $510,570,745 consisted of a pool of non-conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon subprime mortgage loans (the “Group II Mortgage Loans,” together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 21.68% of the Mortgage Loans, NovaStar or another originator, originated a second lien mortgage loan simultaneously to the time of origination of the related first lien Mortgage Loan.

On or prior to the Closing Date, certain of the Mortgage Loans may be determined not to be eligible for inclusion in the final pool and certain other similar mortgage loans may be added to the trust.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Available Funds Cap Rate.

Formula Rate:	The “Formula Rate” on each Class of the Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) 11.00%.

Available
Funds Cap Rate:	The “Available Funds Cap Rate” for the Certificates on any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (a) an amount equal to interest due on the Mortgage Loans, less the servicing fee, trustee fee, custodian fee, and mortgage insurance fees allocable to the Mortgage Loans, and less the cap fixed rate payments owed to the Cap Providers for such Distribution Date, and the denominator of which is (b) the product of (i) the actual number of days in the related Interest Accrual Period divided by 360 and (ii) the aggregate principal balance of the Mortgage Loans.
Available Funds
Cap Shortfall:	On any Distribution Date, the “Available Funds Cap Shortfall” for each class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on a class of certificates based on the related Formula Rate over (b) the amount of interest accrued on such class based on the Available Funds Cap Rate and (ii) the unpaid portion of any Available Funds Cap Shortfall from the prior Distribution Date together with accrued interest on such unpaid portion at the Formula Rate. Any Available Funds Cap Shortfall will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Monthly Servicer Advances:	The Servicer is generally required to advance scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan, but is not required to make any advance that the Servicer deems to be non-recoverable.

Cap Agreements:	On the Closing Date, the Trustee will enter into multiple “Cap Agreements” with an initial aggregate effective notional amount of $600,000,000. Under each Cap Agreement, the trust shall make a payment to the related Cap Provider equal to the product of (i) the fixed rate shown below, (ii) the related cap notional amount and (iii) 30/360 (except on the first payment date which will be 40/360) and the trust will receive a payment from the related Cap Provider, should One Month LIBOR exceed the related strike rate, equal to the product of (i) the difference between One Month LIBOR and the related strike rate, (ii) the related cap notional amount and (iii) the actual number of days in the related Interest Accrual Period divided by 360, on each Distribution Date, until the related cap is retired.

Cap Provider	Effective Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date
Deutsche	80,000,000	0.2350%	4.750%	January 2008
Wachovia	80,000,000	0.2470%	5.000%	February 2008
Wachovia	80,000,000	0.2380%	5.050%	February 2008
Wachovia	80,000,000	0.2380%	5.050%	March 2008
Greenwich	80,000,000	0.2225%	5.150%	March 2008
Wachovia	80,000,000	0.2240%	5.250%	April 2008
Deutsche	20,000,000	0.3250%	4.750%	January 2009
Wachovia	20,000,000	0.3460%	5.000%	February 2009
Wachovia	20,000,000	0.3300%	5.050%	February 2009
Wachovia	20,000,000	0.3230%	5.050%	March 2009
Greenwich	20,000,000	0.3175%	5.150%	March 2009
Wachovia	20,000,000	0.3190%	5.250%	April 2009

Shown below is an aggregate effective cap notional amount schedule, a weighted average cap fixed rate schedule and a weighted average strike rate schedule, calculated by aggregating all the individual caps described previously.

Distribution Date	Effective Notional Amount ($)	W.A. Fixed Rate	W.A. Strike Rate
July 2006	600,000,000	0.25262%	5.04167%
August 2006	600,000,000	0.25262%	5.04167%
September 2006	600,000,000	0.25262%	5.04167%
October 2006	600,000,000	0.25262%	5.04167%
November 2006	600,000,000	0.25262%	5.04167%
December 2006	600,000,000	0.25262%	5.04167%
January 2007	600,000,000	0.25262%	5.04167%
February 2007	600,000,000	0.25262%	5.04167%
March 2007	600,000,000	0.25262%	5.04167%
April 2007	600,000,000	0.25262%	5.04167%
May 2007	600,000,000	0.25262%	5.04167%
June 2007	600,000,000	0.25262%	5.04167%
July 2007	600,000,000	0.25262%	5.04167%
August 2007	600,000,000	0.25262%	5.04167%
September 2007	600,000,000	0.25262%	5.04167%
October 2007	600,000,000	0.25262%	5.04167%
November 2007	600,000,000	0.25262%	5.04167%
December 2007	600,000,000	0.25262%	5.04167%
January 2008	600,000,000	0.25262%	5.04167%
February 2008	520,000,000	0.25533%	5.08654%
March 2008	360,000,000	0.26103%	5.11389%
April 2008	200,000,000	0.28565%	5.12500%
May 2008	120,000,000	0.32675%	5.04167%
June 2008	120,000,000	0.32675%	5.04167%
July 2008	120,000,000	0.32675%	5.04167%
August 2008	120,000,000	0.32675%	5.04167%
September 2008	120,000,000	0.32675%	5.04167%
October 2008	120,000,000	0.32675%	5.04167%
November 2008	120,000,000	0.32675%	5.04167%
December 2008	120,000,000	0.32675%	5.04167%
January 2009	120,000,000	0.32675%	5.04167%
February 2009	100,000,000	0.32710%	5.10000%
March 2009	60,000,000	0.31983%	5.15000%
April 2009	20,000,000	0.31900%	5.25000%

Credit Enhancement:	Consists of the following:
1) Mortgage Insurance;
2) Excess Cashflow;
3) the Overcollateralization Amount; and
4) Subordination

The Issuing Entity will also have the benefit of any net cap payments received from the Cap Providers.

Mortgage Insurance Policies:	Approximately 56.37% of the Mortgage Loans are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corp. (“MGIC”) (such loans are the “Insured Mortgage Loans”). Approximately 37.37% of the Mortgage Loans have a combined original loan-to-value ratio in excess of 60% and are not insured. Additionally, approximately 6.27% of the Mortgage Loans have a combined original loan-to-value ratio less than or equal to 60% and are not insured.

The mortgage insurance policy provided by MGIC insures a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 55%, of the original loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

All of the Insured Mortgage Loans are insured by MGIC.

Credit Enhancement Percentages:

Class	Ratings (S/M/F)	Initial Credit Enhancement On Closing Date	Expected Credit Enhancement On or After Crossover Date
Class A	AAA/Aaa/AAA	15.50%	31.00%
Class M-1	AA/Aa2/AA	9.60%	19.20%
Class M-2	AA/Aa3/AA	8.05%	16.10%
Class M-3	AA/A1/AA-	6.55%	13.10%
Class M-4	AA-/A2/AA-	5.20%	10.40%
Class M-5	A+/A3/A+	4.20%	8.40%
Class M-6	A+/Baa1/A+	3.40%	6.80%
Class M-7	A/Baa2/A	2.80%	5.60%
Class M-8	BBB+/Baa3/BBB+	1.80%	3.60%
Class M-9	BBB/NR/BBB-	1.00%	2.00%
Class M-10	BB+/NR/BB+	0.50%	1.00%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the sum of the funds remaining after priority 1), 2)and 3) (excluding the Excess Cashflow component of 3)) under “Priority of Distributions.”

Overcollateralization
Amount:	The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

Required
Overcollateralization
Amount:	On any Distribution Date, the “Required Overcollateralization Amount” is equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Crossover Date:	The earlier to occur of:

(i) the Distribution Date after which the aggregate principal balance of the Class A Certificates has been reduced to zero, and

(ii) the later to occur of:

a. the Distribution Date occurring in July 2009; and

b.      the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only, after taking into account distributions on the mortgage loans) is greater than or equal to 31.00%.

Senior Credit Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and prior to taking into account distributions on the related certificates on such Distribution Date.

Limited Cross-collateralization:

Under certain circumstances, to the extent available, if funds from one Group are insufficient to make a required payment of interest or principal on the related class or classes of Class A Certificates, then any remaining funds from the other Group (after paying such amounts to the related class or classes of Class A Certificates) may be used to make such required payments of interest and principal.

Trigger Event:	A “Trigger Event” is in effect on any Distribution Date on or after the Crossover Date, if either (i) the three month average 60+ day delinquency percentage exceeds 54.80% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Period	Losses (%)	Period	Losses (%)	Period	Losses (%)	Period	Losses (%)
25	1.00	38	2.22	51	3.08	64	3.56
26	1.10	39	2.29	52	3.13	65	3.58
27	1.19	40	2.36	53	3.17	66	3.60
28	1.29	41	2.43	54	3.21	67	3.63
29	1.38	42	2.50	55	3.25	68	3.65
30	1.48	43	2.58	56	3.29	69	3.67
31	1.58	44	2.65	57	3.33	70	3.69
32	1.67	45	2.72	58	3.38	71	3.71
33	1.77	46	2.79	59	3.42	72	3.73
34	1.86	47	2.86	60	3.46	73 and	3.75
35	1.96	48	2.93	61	3.50	after
36	2.05	49	3.00	62	3.52
37	2.15	50	3.04	63	3.54

Realized Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow, and second, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the Class M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates, and lastly, to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1) To the Supplemental Interest Trust, any unpaid termination payment not due to a Cap Provider trigger event (as defined below).

2)      Interest funds, as follows: first to pay servicing fees, trustee fees, custodian fee and mortgage insurance fees, second, to the Supplemental Interest Trust, cap fixed rate payments owed to the Cap Providers, third, monthly interest plus any previously unpaid interest to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (pro-rata among the classes in each group), generally from interest collected in the related loan group, fourth, monthly interest plus any previously unpaid interest to the Class M-1 Certificates, fifth, monthly interest plus any previously unpaid interest to the Class M-2 Certificates, sixth, monthly interest plus any previously unpaid interest to the Class M-3 Certificates, seventh, monthly interest plus any previously unpaid interest to the Class M-4 Certificates, eighth, monthly interest plus any previously unpaid interest to the Class M-5 Certificates, ninth, monthly interest plus any previously unpaid interest to the Class M-6 Certificates, tenth, monthly interest plus any previously unpaid interest to the Class M-7 Certificates, eleventh, monthly interest plus any previously unpaid interest to the Class M-8 Certificates, twelfth, monthly interest plus any previously unpaid interest to the Class M-9 Certificates, and thirteenth, monthly interest plus any previously unpaid interest to the Class M-10 Certificates. Any remaining interest funds will be distributed as part of Excess Cashflow pursuant to 3) and 4) below.

3)      Principal funds (including any amounts required to be taken from Excess Cashflow to the extent necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount), as follows: monthly principal to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, generally based on principal collected in the related loan group, as described under “Principal Paydown”, then monthly principal sequentially, to the Class M-1 and Class M-2 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown,” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown.”

4) Any remaining Excess Cashflow to be deposited in the Supplemental Interest Trust.

Principal Paydown:	The related share of principal allocable to the Group II Certificates will be distributed as follows: first to the Class A-2A Certificates until its certificate principal balance is reduced to zero, second, to the Class A-2B Certificates until its certificate principal balance is reduced to zero, third, to the Class A-2C Certificates until its certificate principal balance is reduced to zero and fourth, to the Class A-2D Certificates until its certificate principal balance is reduced to zero. However, if all of the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group II Certificates will be distributed pro rata, based on current certificate principal balance until their certificate principal balances are paid to zero.

Prior to the Crossover Date or if a Trigger Event is in effect, 100% of principal (including Excess Cashflow used to pay principal) will be paid to the Group I and Group II Certificates generally pro-rata, based on the principal collected in the related loan group, provided, however, that if the Group I and Group II Certificates have been retired, principal will be applied sequentially in the following order of priority: (1) Class M-1 Certificates, (2) Class M-2 Certificates, (3) Class M-3 Certificates, (4) Class M-4 Certificates, (5) Class M-5 Certificates, (6) Class M-6 Certificates, (7) Class M-7 Certificates, (8) Class M-8 Certificates, (9) Class M-9 Certificates and (10) Class M-10 Certificates.

On or after the Crossover Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal (including Excess Cashflow used to pay principal) in the following order of priority: first to the Group I and Group II Certificates, generally pro-rata based on the principal collected in the related loan group, such that the Class A Certificates will have at least 31.00% credit enhancement, second to the Class M-1 and Class M-2 Certificates, sequentially, such that the Class M-1 and Class M-2 Certificates together will have at least 16.10% credit enhancement, third to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 13.10% credit enhancement, fourth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 10.40% credit enhancement, fifth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 8.40% credit enhancement, sixth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 6.80% credit enhancement, seventh to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 5.60% credit enhancement, eighth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 3.60% credit enhancement, ninth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 2.00% credit enhancement, and tenth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 1.00% credit enhancement (subject, in each case, to any overcollateralization floors), in each case until the related certificate principal balance is reduced to zero.

Supplemental Interest Trust:	Funds deposited into the Supplemental Interest Trust on a Distribution Date will include:

(i) the cap fixed rate payments owed to the Cap Providers for such Distribution Date,
(ii) any cap floating rate payments received from the Cap Providers for such Distribution Date, and
(iii) Excess Cashflow deposited therein pursuant to 4) of “Priority of Distributions.”

Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

1)      To the Cap Providers, cap fixed rate payments owed for such Distribution Date and any unpaid termination payment due to a Cap Provider that is not due to an event of default or termination event with respect to which that cap Provider is the defaulting party or affected party (any such event a “Cap Provider trigger event”).

2)      The amount necessary, if any, to increase the Overcollateralization Amount to the Required Overcollateralization Amount, after taking into account any Excess Cashflow previously applied to such purpose on such Distribution Date.

3) Any Available Funds Cap Shortfall, pro-rata to the Senior and Subordinate Certificates (excluding any such Certificates owned by NovaStar or an affiliate) based on certificate principal balance.
4) To the Cap Providers, any unpaid termination payment due to any Cap Provider as a result of a Cap Provider trigger event.
5) To the holders of the non-offered residual certificates, any remaining amounts.

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-2

Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$1,021,101,924	$11,237	$1,348,298
Average Scheduled Principal Balance	$169,393
Number of Mortgage Loans	6,028

Weighted Average Gross Coupon	8.790%	5.700%	13.050%
Weighted Average FICO Score	624	500	814
Weighted Average Original LTV	81.24%	12.99%	100.00%

Weighted Average Original Term	353 months	180 months	360 months
Weighted Average Stated Remaining Term	351 months	174 months	359 months
Weighted Average Seasoning	2 months	1 month	107 months

Weighted Average Gross Margin	5.701%	3.650%	7.861%
Weighted Average Minimum Interest Rate	8.728%	5.700%	12.850%
Weighted Average Maximum Interest Rate	15.713%	12.625%	19.850%
Weighted Average Initial Rate Cap	2.992%	1.500%	5.000%
Weighted Average Subsequent Rate Cap	1.003%	1.000%	1.500%
Weighted Average Months to Roll	23 months	16 months	59 months

Maturity Date		Dec. 1, 2020	May 1, 2036
Maximum Zip Code Concentration	0.48%	20744

Current Principal Balance ($)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 50,000.00	491	$16,359,986.15	1.60%	11.198%	203	94.14%	651
50,000.01- 100,000.00	1,303	101,647,612.19	9.95	9.536	331	82.10	617
100,000.01- 150,000.00	1,453	180,358,842.85	17.66	8.966	350	80.92	612
150,000.01- 200,000.00	1,032	179,122,404.60	17.54	8.722	357	80.09	618
200,000.01- 250,000.00	634	141,340,537.58	13.84	8.618	358	80.37	622
250,000.01- 300,000.00	413	112,882,052.45	11.05	8.632	357	81.29	625
300,000.01- 350,000.00	257	83,079,400.45	8.14	8.469	358	81.36	630
350,000.01- 400,000.00	169	63,189,546.02	6.19	8.456	358	81.45	635
400,000.01- 450,000.00	95	40,274,351.31	3.94	8.483	358	81.55	639
450,000.01- 500,000.00	67	31,936,487.45	3.13	8.453	358	82.02	640
500,000.01- 550,000.00	53	27,849,282.52	2.73	8.394	358	82.83	652
550,000.01- 600,000.00	25	14,360,285.08	1.41	8.328	358	83.30	641
600,000.01- 650,000.00	9	5,616,393.92	0.55	8.739	358	83.64	656
650,000.01- 700,000.00	6	4,061,802.01	0.40	8.697	358	78.37	645
700,000.01- 750,000.00	7	5,048,534.42	0.49	8.947	358	85.44	634
750,000.01- 800,000.00	1	796,000.00	0.08	6.850	359	89.94	715
800,000.01- 850,000.00	3	2,538,734.70	0.25	9.144	358	77.99	612
850,000.01- 900,000.00	2	1,757,280.38	0.17	8.954	359	86.61	621
900,000.01- 950,000.00	1	920,000.00	0.09	7.990	357	80.00	676
1,000,000.01+	7	7,962,389.99	0.78	8.378	359	70.67	640

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Current Gross Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	3	$999,150.00	0.10%	5.923%	358	76.83%	648
6.000 - 6.499	15	3,448,849.33	0.34	6.346	352	73.23	654
6.500 - 6.999	154	35,952,018.37	3.52	6.870	358	75.42	658
7.000 - 7.499	319	72,854,833.35	7.13	7.292	357	76.02	651
7.500 - 7.999	1,034	211,512,711.95	20.71	7.791	356	77.66	649
8.000 - 8.499	669	126,035,703.30	12.34	8.262	356	78.87	636
8.500 - 8.999	1,143	211,344,708.67	20.70	8.766	357	80.91	621
9.000 - 9.499	508	87,395,737.55	8.56	9.263	356	82.50	607
9.500 - 9.999	840	130,759,556.50	12.81	9.758	352	84.93	595
10.000 - 10.499	307	43,850,151.27	4.29	10.251	352	85.93	587
10.500 - 10.999	368	46,743,271.84	4.58	10.740	343	88.29	584
11.000 - 11.499	200	18,098,878.48	1.77	11.242	314	90.45	596
11.500 - 11.999	228	18,587,507.45	1.82	11.752	292	92.83	604
12.000 - 12.499	126	7,922,012.56	0.78	12.188	251	97.79	630
12.500 - 12.999	105	5,241,297.11	0.51	12.815	195	99.78	678
13.000 - 13.499	9	355,536.34	0.03	13.005	184	98.19	685

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

FICO	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
500-524	189	$28,688,607.81	2.81%	9.596%	358	70.94%	516
525-549	560	89,727,940.42	8.79	9.667	357	77.33	538
550-574	646	111,208,121.47	10.89	9.259	357	78.70	562
575-599	1,008	161,520,748.52	15.82	9.036	353	81.40	587
600-624	855	149,242,197.74	14.62	8.627	353	81.85	612
625-649	848	143,056,758.52	14.01	8.500	350	82.30	637
650-674	768	133,680,682.84	13.09	8.461	348	82.47	662
675-699	435	77,074,026.71	7.55	8.267	347	83.84	687
700+	719	126,902,840.04	12.43	8.445	343	83.56	733

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Original LTV (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	161	$22,209,420.50	2.18%	8.391%	351	41.90%	595
50.00- 54.99	101	15,509,999.54	1.52	8.170	357	52.05	599
55.00- 59.99	130	21,582,296.92	2.11	8.461	358	57.70	583
60.00- 64.99	148	27,797,394.59	2.72	8.362	355	62.28	586
65.00- 69.99	236	45,151,493.41	4.42	8.242	355	67.48	600
70.00- 74.99	360	64,714,196.67	6.34	8.436	355	71.97	593
75.00- 79.99	468	92,494,130.89	9.06	8.533	357	76.76	600
80.00	1,467	281,268,614.06	27.55	8.314	357	80.00	655
80.01- 84.99	162	32,570,721.55	3.19	8.359	356	83.51	625
85.00- 89.99	535	99,912,096.98	9.78	8.868	356	86.18	616
90.00- 94.99	1,017	183,155,024.59	17.94	9.184	357	90.22	615
95.00- 99.99	478	80,586,388.89	7.89	9.612	352	95.08	622
100.00	765	54,150,145.48	5.30	10.826	264	100.00	663

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
180	726	$38,563,979.86	3.78%	10.842%	179	94.61%	665
240	20	1,702,454.89	0.17	9.269	238	81.60	631
360	5,282	980,835,489.32	96.06	8.708	358	80.71	622

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
121-180	726	$38,563,979.86	3.78%	10.842%	179	94.61%	665
181-240	20	1,702,454.89	0.17	9.269	238	81.60	631
241-300	1	95,092.35	0.01	11.250	253	80.00	540
301-360	5,281	980,740,396.97	96.05	8.708	358	80.71	622

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

FRM/ARM	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	4,411	$849,774,769.07	83.22%	8.731%	358	81.19%	622
Fixed Rate Loan	1,617	171,327,155.00	16.78	9.082	317	81.48	632

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Interest Only	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Interest Only	664	$175,690,484.99	17.21%	8.095%	358	80.82%	665
Not Interest Only	5,364	845,411,439.08	82.79	8.934	350	81.33	615

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	2,224	$369,371,367.59	36.17%	9.062%	348	81.62%	629
12	21	5,757,194.82	0.56	8.835	355	81.44	613
14	1	749,259.26	0.07	9.500	358	57.69	576
24	1,975	348,762,506.58	34.16	8.749	354	81.19	623
36	1,806	296,352,067.71	29.02	8.495	352	80.87	619
60	1	109,528.11	0.01	8.200	327	90.00	592

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Lien	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	5,355	$989,133,075.54	96.87%	8.705%	357	80.65%	622
Second Lien	673	31,968,848.53	3.13	11.418	182	99.29	673

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Documentation Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Full Documentation	3,114	$448,386,208.73	43.91%	8.736%	352	81.71%	597
Limited Documentation	111	21,129,068.37	2.07	8.801	356	81.61	594
No Documentation	530	92,444,406.80	9.05	8.590	347	81.86	698
Stated Income	2,273	459,142,240.17	44.97	8.882	351	80.63	637

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Loan Purpose	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	3,250	$601,182,339.84	58.88%	8.634%	355	78.54%	607
Purchase	2,557	388,065,769.88	38.00	9.021	345	85.19	651
Rate/Term Refinance	221	31,853,814.35	3.12	8.900	350	84.11	610

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Property Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condo	430	$68,847,953.71	6.74%	8.890%	348	81.57%	648
Multi-Unit	244	55,016,810.88	5.39	8.861	352	80.59	641
PUD	814	160,836,787.13	15.75	8.736	350	82.36	629
Single Family Residence	4,540	736,400,372.35	72.12	8.787	352	81.01	619

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Occupancy Status	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	257	$42,023,880.91	4.12%	9.131%	355	78.26%	655
Primary	5,652	953,379,111.05	93.37	8.774	351	81.34	621
Secondary Home	119	25,698,932.11	2.52	8.833	357	82.21	669

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

State	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	89	$8,280,448.81	0.81%	9.608%	350	87.50%	600
Arizona	221	40,055,215.97	3.92	8.727	352	79.70	625
Arkansas	63	7,145,586.40	0.70	9.257	345	84.15	617
California	546	161,720,591.74	15.84	8.197	352	78.27	635
Colorado	53	8,755,837.22	0.86	8.839	351	83.32	630
Connecticut	165	29,757,481.58	2.91	8.911	349	82.67	634
Delaware	15	2,500,573.86	0.24	9.102	357	84.31	634
District of Columbia	33	7,876,212.14	0.77	8.957	353	72.47	620
Florida	1,264	224,705,575.72	22.01	8.672	351	80.11	632
Georgia	153	19,009,729.60	1.86	9.260	352	84.44	616
Hawaii	3	791,058.39	0.08	7.976	359	83.59	640
Idaho	24	4,346,009.68	0.43	8.990	357	82.90	613
Illinois	110	17,118,378.01	1.68	8.979	351	83.11	613
Indiana	58	6,172,578.40	0.60	9.118	343	83.64	637
Iowa	25	2,205,280.39	0.22	9.670	351	84.74	597
Kansas	41	3,955,423.40	0.39	9.677	353	87.16	617
Kentucky	42	4,470,971.58	0.44	9.048	352	87.59	622
Louisiana	85	9,798,955.44	0.96	9.232	352	83.89	609
Maine	28	4,191,234.70	0.41	8.783	353	82.83	612
Maryland	280	66,655,604.53	6.53	8.562	353	80.12	623
Massachusetts	103	19,893,050.72	1.95	9.067	350	81.40	636
Michigan	247	27,983,908.51	2.74	9.316	353	84.63	614
Minnesota	60	9,237,039.75	0.90	8.851	352	85.37	618
Mississippi	51	4,913,491.53	0.48	9.709	348	88.16	597
Missouri	149	15,619,946.36	1.53	9.525	351	85.65	605
Montana	2	416,594.11	0.04	8.205	357	77.50	624
Nebraska	11	1,248,012.24	0.12	9.210	354	87.67	629
Nevada	84	17,668,580.50	1.73	8.530	349	82.69	634
New Hampshire	33	6,771,840.63	0.66	9.143	347	84.31	613
New Jersey	154	34,126,675.48	3.34	8.887	353	77.62	600
New Mexico	25	3,187,037.34	0.31	8.433	354	81.06	646
New York	154	33,882,481.09	3.32	8.846	353	78.44	615
North Carolina	241	30,178,518.66	2.96	9.187	349	82.85	616
Ohio	176	19,365,455.07	1.90	9.253	353	85.39	612
Oklahoma	31	2,997,698.94	0.29	8.843	348	85.32	615
Oregon	18	2,774,104.51	0.27	8.911	351	81.87	621
Pennsylvania	192	22,000,632.62	2.15	9.071	355	83.86	612
Rhode Island	18	3,929,385.41	0.38	9.606	353	82.19	614
South Carolina	189	22,634,320.09	2.22	9.094	353	84.84	612
South Dakota	3	345,002.64	0.03	8.163	283	84.08	684
Tennessee	110	11,155,343.49	1.09	9.568	350	85.37	593
Texas	307	31,638,667.01	3.10	9.259	341	85.20	621
Utah	39	5,946,782.27	0.58	8.676	343	84.00	623
Vermont	4	597,114.37	0.06	8.273	358	75.19	581
Virginia	188	40,599,227.10	3.98	8.715	349	81.49	630
Washington	76	14,012,484.64	1.37	8.570	351	82.11	625
West Virginia	12	1,744,120.68	0.17	9.409	353	81.74	615
Wisconsin	48	6,090,207.75	0.60	9.526	357	84.46	595
Wyoming	5	631,453.00	0.06	8.889	345	82.65	616

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

Gross Margin (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
3.500 - 3.999	4	$687,608.22	0.08%	7.260%	359	71.35%	668
4.000 - 4.499	78	14,690,970.97	1.73	7.383	358	71.94	678
4.500 - 4.999	666	145,934,270.56	17.17	7.818	358	77.81	683
5.000 - 5.499	808	162,534,459.98	19.13	8.161	358	79.13	645
5.500 - 5.999	1,144	220,408,135.71	25.94	8.691	358	82.29	616
6.000 - 6.499	984	184,010,734.94	21.65	9.362	358	84.13	591
6.500 - 6.999	436	74,978,053.93	8.82	10.045	358	84.99	569
7.000 - 7.499	284	45,127,493.72	5.31	9.662	358	79.25	574
7.500 - 7.999	7	1,403,041.04	0.17	7.872	358	71.74	609

Total	4,411	$849,774,769.07	100.00%	8.731%	358	81.19%	622

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	3	$999,150.00	0.12%	5.923%	358	76.83%	648
6.000 - 6.499	17	4,209,207.21	0.50	6.610	358	74.05	643
6.500 - 6.999	150	35,395,598.77	4.17	6.872	358	75.66	658
7.000 - 7.499	258	62,434,937.79	7.35	7.313	358	76.21	651
7.500 - 7.999	777	167,742,991.06	19.74	7.796	358	78.55	649
8.000 - 8.499	527	104,568,464.72	12.31	8.261	358	79.72	640
8.500 - 8.999	936	184,283,759.90	21.69	8.772	358	80.87	621
9.000 - 9.499	413	76,732,495.84	9.03	9.263	358	82.88	607
9.500 - 9.999	638	110,638,354.57	13.02	9.759	358	84.91	593
10.000 -10.499	233	37,726,839.49	4.44	10.259	358	86.04	584
10.500 -10.999	268	38,864,941.91	4.57	10.734	358	87.74	574
11.000 -11.499	93	12,097,930.12	1.42	11.248	358	88.20	569
11.500 -11.999	75	10,772,164.82	1.27	11.714	358	89.23	569
12.000 -12.499	19	2,862,994.14	0.34	12.216	358	94.39	570
12.500 -12.999	4	444,938.73	0.05	12.660	358	97.95	585

Total	4,411	$849,774,769.07	100.00%	8.731%	358	81.19%	622

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
12.500 -12.999	5	$1,308,271.25	0.15%	6.450%	358	79.31%	637
13.000 -13.499	17	3,905,857.62	0.46	6.493	358	73.58	650
13.500 -13.999	160	37,560,829.77	4.42	6.925	358	75.25	654
14.000 -14.499	270	65,007,987.54	7.65	7.329	358	76.42	650
14.500 -14.999	782	168,523,791.18	19.83	7.814	358	78.79	649
15.000 -15.499	527	104,247,015.61	12.27	8.291	358	79.84	638
15.500 -15.999	927	182,861,280.28	21.52	8.781	358	80.80	621
16.000 -16.499	404	74,514,292.25	8.77	9.270	358	83.01	608
16.500 -16.999	630	109,586,158.32	12.90	9.759	358	84.78	593
17.000 -17.499	231	37,485,999.44	4.41	10.259	358	86.01	584
17.500 -17.999	267	38,595,258.00	4.54	10.734	358	87.83	574
18.000 -18.499	93	12,097,930.12	1.42	11.248	358	88.20	569
18.500 -18.999	75	10,772,164.82	1.27	11.714	358	89.23	569
19.000 -19.499	19	2,862,994.14	0.34	12.216	358	94.39	570
19.500 -19.999	4	444,938.73	0.05	12.660	358	97.95	585

Total	4,411	$849,774,769.07	100.00%	8.731%	358	81.19%	622

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500	15	$5,050,083.58	0.59%	7.554%	357	74.75%	630
3.000	4,395	844,204,685.49	99.34	8.738	358	81.23	622
5.000	1	520,000.00	0.06	7.990	356	80.00	633

Total	4,411	$849,774,769.07	100.00%	8.731%	358	81.19%	622

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	4,395	$844,204,685.49	99.34%	8.738%	358	81.23%	622
1.500	16	5,570,083.58	0.66	7.595	357	75.24	630

Total	4,411	$849,774,769.07	100.00%	8.731%	358	81.19%	622

Next Rate Change Date	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/07	1	$225,719.57	0.03%	7.900%	352	90.00%	587
11/01/07	1	280,000.00	0.03	7.550	353	80.00	628
12/01/07	6	1,074,345.55	0.13	8.627	354	81.77	588
01/01/08	9	2,092,613.25	0.25	8.355	355	82.33	629
02/01/08	59	11,517,837.98	1.36	8.957	356	80.47	596
03/01/08	327	63,164,330.49	7.43	8.533	357	78.98	612
03/24/08	1	90,682.62	0.01	8.200	358	80.00	595
04/01/08	2,308	441,959,549.07	52.01	8.704	358	81.00	623
05/01/08	1,615	312,930,492.08	36.83	8.838	359	82.20	623
02/01/09	2	386,475.92	0.05	7.526	356	64.22	665
03/01/09	8	1,712,681.60	0.20	8.159	357	71.45	623
04/01/09	32	5,890,197.68	0.69	8.339	358	78.12	628
05/01/09	17	3,267,359.19	0.38	8.236	359	78.01	647
02/01/11	3	988,501.91	0.12	7.709	356	74.98	638
03/01/11	5	1,359,275.59	0.16	7.676	357	77.82	680
04/01/11	10	1,703,025.26	0.20	7.689	358	72.91	677
05/01/11	7	1,131,681.31	0.13	8.066	359	69.60	630

Total	4,411	$849,774,769.07	100.00%	8.731%	358	81.19%	622

Grade	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
M1	3,237	$527,330,513.26	51.64%	8.811%	352	82.57%	616
M2	963	174,767,358.89	17.12	9.247	356	79.60	582
M3	208	35,586,640.80	3.49	9.300	356	70.11	556
M4	132	21,973,868.10	2.15	9.516	357	66.85	562
Alt A	1,485	261,119,479.07	25.57	8.310	345	82.36	683
A+	1	119,443.49	0.01	8.950	322	80.00	749
A-	1	109,528.11	0.01	8.200	327	90.00	592
B	1	95,092.35	0.01	11.250	253	80.00	540

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

IO Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	5,364	$845,411,439.08	82.79%	8.934%	350	81.33%	615
60	638	169,563,977.72	16.61	8.101	358	80.90	665
120	26	6,126,507.27	0.60	7.939	358	78.45	667

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

MI Company	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
MGIC	2,847	$575,546,532.28	56.37%	8.623%	357	83.54%	630
NO MI	3,181	445,555,391.79	43.63	9.005	344	78.26	616

Total	6,028	$1,021,101,924.07	100.00%	8.790%	351	81.24%	624

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-2

Group I Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$510,531,179	$14,996	$542,829
Average Scheduled Principal Balance	$157,377
Number of Mortgage Loans	3,244

Weighted Average Gross Coupon	8.799%	5.990%	13.000%
Weighted Average FICO Score	620	500	813
Weighted Average Original LTV	80.97%	12.99%	100.00%

Weighted Average Original Term	354 months	180 months	360 months
Weighted Average Stated Remaining Term	353 months	176 months	359 months
Weighted Average Seasoning	2 months	1 month	8 months

Weighted Average Gross Margin	5.740%	3.650%	7.500%
Weighted Average Minimum Interest Rate	8.760%	5.990%	12.850%
Weighted Average Maximum Interest Rate	15.745%	12.990%	19.850%
Weighted Average Initial Rate Cap	2.995%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.002%	1.000%	1.500%
Weighted Average Months to Roll	23 months	16 months	59 months

Maturity Date		Feb. 1, 2021	May 1, 2036
Maximum Zip Code Concentration	0.36%	34953

Current Principal Balance ($)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	242	$7,984,371.54	1.56%	11.149%	209	92.85%	651
50,000.01 - 100,000.00	718	55,629,628.11	10.90	9.450	338	81.33	615
100,000.01 - 150,000.00	818	101,618,407.25	19.90	8.903	356	79.99	608
150,000.01 - 200,000.00	588	101,797,090.52	19.94	8.746	357	80.25	614
200,000.01 - 250,000.00	371	82,639,828.26	16.19	8.579	358	80.49	621
250,000.01 - 300,000.00	230	62,884,739.52	12.32	8.640	357	80.92	627
300,000.01 - 350,000.00	150	48,617,506.59	9.52	8.385	358	82.18	632
350,000.01 - 400,000.00	95	35,587,510.31	6.97	8.528	358	81.52	630
400,000.01 - 450,000.00	26	10,749,423.82	2.11	8.801	358	83.24	631
450,000.01 - 500,000.00	3	1,447,927.25	0.28	8.167	358	75.59	657
500,000.01 - 550,000.00	3	1,574,745.70	0.31	8.029	358	85.81	725

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Current Gross Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	1	$328,000.00	0.06%	5.990%	359	80.00%	624
6.000 - 6.499	7	1,537,628.99	0.30	6.362	358	65.41	638
6.500 - 6.999	77	16,614,829.65	3.25	6.839	357	74.02	650
7.000 - 7.499	171	35,000,020.36	6.86	7.276	358	76.61	649
7.500 - 7.999	579	104,973,549.92	20.56	7.787	355	77.66	647
8.000 - 8.499	373	65,131,196.32	12.76	8.257	357	78.80	634
8.500 - 8.999	619	105,073,650.33	20.58	8.758	357	80.60	618
9.000 - 9.499	275	45,666,488.62	8.94	9.267	356	83.07	602
9.500 - 9.999	448	63,713,324.62	12.48	9.759	353	83.99	592
10.000 -10.499	178	22,427,789.79	4.39	10.263	353	85.24	587
10.500 -10.999	197	25,376,988.10	4.97	10.744	349	87.42	575
11.000 -11.499	101	9,488,807.59	1.86	11.247	331	89.89	587
11.500 -11.999	103	9,558,264.45	1.87	11.731	316	90.59	584
12.000 -12.499	61	3,579,862.84	0.70	12.187	245	97.62	629
12.500 -12.999	48	1,882,841.19	0.37	12.862	191	99.88	668
13.000 -13.499	6	177,936.10	0.03	13.000	178	99.89	662

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

FICO	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
500-524	105	$15,269,177.38	2.99%	9.638%	357	71.75%	517
525-549	318	49,131,277.67	9.62	9.711	357	76.53	537
550-574	384	62,559,855.05	12.25	9.348	357	79.29	561
575-599	550	81,911,878.28	16.04	8.946	355	80.60	587
600-624	469	76,189,689.27	14.92	8.597	353	81.93	612
625-649	446	71,683,198.15	14.04	8.429	352	81.97	636
650-674	400	64,121,656.52	12.56	8.460	350	82.91	662
675-699	212	32,258,084.95	6.32	8.347	347	84.23	687
700+	360	57,406,361.60	11.24	8.352	347	83.12	736

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Original LTV (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	92	$10,732,207.34	2.10%	8.486%	349	40.68%	594
50.00- 54.99	61	8,626,203.82	1.69	8.199	358	51.93	598
55.00- 59.99	72	11,160,562.12	2.19	8.353	357	57.69	585
60.00- 64.99	85	15,357,370.35	3.01	8.325	354	62.29	587
65.00- 69.99	129	22,439,713.02	4.40	8.294	356	67.04	589
70.00- 74.99	206	35,156,894.58	6.89	8.460	356	71.92	589
75.00- 79.99	260	46,366,717.39	9.08	8.614	358	76.76	599
80.00	771	135,312,617.12	26.50	8.356	357	80.00	652
80.01- 84.99	97	17,947,343.89	3.52	8.435	358	83.43	613
85.00- 89.99	286	46,225,297.71	9.05	8.894	354	85.97	609
90.00- 94.99	587	97,835,279.42	19.16	9.208	357	90.19	614
95.00- 99.99	250	39,569,044.28	7.75	9.580	353	95.09	624
100.00	348	23,801,927.83	4.66	10.642	281	100.00	658

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
180	323	$15,205,678.30	2.98%	10.716%	179	92.65%	658
240	9	834,384.05	0.16	8.867	238	89.02	606
360	2,912	494,491,116.52	96.86	8.740	358	80.60	619

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
121-180	323	$15,205,678.30	2.98%	10.716%	179	92.65%	658
181-240	9	834,384.05	0.16	8.867	238	89.02	606
301-360	2,912	494,491,116.52	96.86	8.740	358	80.60	619

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

FRM/ARM	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	2,407	$422,228,326.74	82.70%	8.762%	358	81.19%	619
Fixed Rate Loan	837	88,302,852.13	17.30	8.979	326	79.96	624

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Interest Only	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Interest Only	326	$73,122,851.25	14.32%	8.087%	358	80.08%	662
Not Interest Only	2,918	437,408,327.62	85.68	8.918	352	81.12	613

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,165	$178,975,347.90	35.06%	9.035%	350	81.02%	627
12	9	2,303,014.68	0.45	8.632	358	82.06	617
24	1,064	173,916,723.53	34.07	8.802	355	81.33	617
36	1,006	155,336,092.76	30.43	8.527	353	80.51	616

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Lien	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	2,957	$499,225,426.47	97.79%	8.738%	357	80.55%	619
Second Lien	287	11,305,752.40	2.21	11.485	180	99.58	667

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Documentation Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Full Documentation	1,740	$243,427,280.21	47.68%	8.719%	353	81.37%	597
Limited Documentation	53	9,225,097.63	1.81	8.930	355	82.18	587
No Documentation	256	41,087,945.82	8.05	8.546	349	81.22	700
Stated Income	1,195	216,790,855.21	42.46	8.932	353	80.43	632

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Loan Purpose	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,837	$314,583,346.98	61.62%	8.661%	356	78.23%	605
Purchase	1,284	178,348,661.44	34.93	9.017	348	85.39	649
Rate/Term Refinance	123	17,599,170.45	3.45	9.064	349	85.36	606

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Property Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condo	225	$33,416,338.56	6.55%	8.911%	350	81.67%	643
Multi-Unit	143	30,325,120.21	5.94	8.811	352	78.57	639
PUD	393	70,067,994.88	13.72	8.724	350	82.55	626
Single Family Residence	2,483	376,721,725.22	73.79	8.802	354	80.81	615

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Occupancy Status	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	142	$22,027,450.93	4.31%	9.117%	354	77.12%	653
Primary	3,042	476,693,561.26	93.37	8.783	353	81.04	617
Secondary Home	60	11,810,166.68	2.31	8.870	358	85.52	675

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

State	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	50	$4,896,514.82	0.96%	9.620%	353	86.69%	598
Arizona	121	21,705,710.86	4.25	8.645	353	79.58	621
Arkansas	34	3,748,357.46	0.73	9.387	343	84.70	616
California	240	62,417,732.64	12.23	8.058	356	75.27	628
Colorado	25	4,324,467.19	0.85	8.960	354	83.11	620
Connecticut	98	17,798,964.41	3.49	8.977	349	82.92	629
Delaware	7	1,250,495.49	0.24	8.514	358	88.40	649
District of Columbia	13	3,184,788.05	0.62	9.044	358	71.14	612
Florida	684	114,102,843.68	22.35	8.688	353	79.92	624
Georgia	90	10,854,807.89	2.13	9.258	354	85.13	614
Hawaii	3	791,058.39	0.15	7.976	359	83.59	640
Idaho	13	2,324,792.70	0.46	9.109	358	88.47	632
Illinois	59	8,783,425.22	1.72	8.977	349	81.68	610
Indiana	32	3,791,240.74	0.74	9.117	350	85.17	651
Iowa	17	1,536,690.41	0.30	9.754	348	84.32	600
Kansas	19	1,620,540.68	0.32	9.433	347	84.21	619
Kentucky	20	2,001,698.78	0.39	9.110	351	87.51	626
Louisiana	56	6,572,679.31	1.29	9.220	351	84.26	608
Maine	20	2,848,635.43	0.56	9.257	358	82.24	602
Maryland	141	30,437,271.49	5.96	8.584	355	78.40	620
Massachusetts	54	9,605,060.17	1.88	8.850	351	80.42	629
Michigan	152	17,338,855.71	3.40	9.325	354	84.53	614
Minnesota	35	5,581,451.42	1.09	8.735	352	86.74	624
Mississippi	23	2,153,517.54	0.42	9.729	354	88.75	598
Missouri	75	7,594,902.53	1.49	9.510	351	85.90	605
Nebraska	6	693,580.54	0.14	9.515	358	89.87	628
Nevada	38	7,256,524.02	1.42	8.234	348	82.19	646
New Hampshire	20	4,156,938.09	0.81	9.132	349	85.85	606
New Jersey	85	17,351,477.92	3.40	8.780	356	76.20	608
New Mexico	12	1,879,788.78	0.37	8.491	355	84.15	642
New York	85	15,420,304.80	3.02	8.727	355	78.83	624
North Carolina	122	15,188,910.68	2.98	9.167	349	83.53	610
Ohio	103	11,469,465.66	2.25	9.189	356	86.40	621
Oklahoma	14	1,310,380.03	0.26	8.358	358	82.79	624
Oregon	11	1,594,722.15	0.31	9.256	346	80.89	601
Pennsylvania	104	12,069,380.75	2.36	8.885	354	84.78	621
Rhode Island	14	3,020,482.32	0.59	9.551	351	84.28	630
South Carolina	110	13,280,517.30	2.60	9.118	354	84.82	610
South Dakota	2	142,889.27	0.03	8.748	178	89.86	684
Tennessee	70	7,008,627.20	1.37	9.627	354	84.97	586
Texas	168	17,093,960.77	3.35	9.213	339	85.34	623
Utah	21	3,203,558.22	0.63	8.764	344	84.91	611
Vermont	1	250,590.11	0.05	8.250	359	85.00	646
Virginia	102	19,466,624.38	3.81	8.689	351	80.02	619
Washington	38	6,608,441.34	1.29	8.758	356	80.82	617
West Virginia	6	870,643.09	0.17	9.730	359	82.77	573
Wisconsin	27	3,495,762.06	0.68	9.362	358	82.88	588
Wyoming	4	431,106.38	0.08	9.186	338	83.88	604

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

Gross Margin (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
3.500 - 3.999	3	$507,950.69	0.12%	7.618%	359	68.29%	649
4.000 - 4.499	46	7,189,189.91	1.70	7.399	358	71.47	682
4.500 - 4.999	328	64,782,317.49	15.34	7.846	358	77.70	681
5.000 - 5.499	449	80,790,250.57	19.13	8.085	358	79.71	640
5.500 - 5.999	619	109,341,627.36	25.90	8.679	358	82.41	619
6.000 - 6.499	551	94,777,469.31	22.45	9.377	358	83.69	590
6.500 - 6.999	240	36,991,779.29	8.76	10.167	358	84.80	564
7.000 - 7.499	166	27,059,926.65	6.41	9.644	358	78.66	574
7.500 - 7.999	5	787,815.47	0.19	7.758	358	63.39	584

Total	2,407	$422,228,326.74	100.00%	8.762%	358	81.19%	619

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	1	$328,000.00	0.08%	5.990%	359	80.00%	624
6.000 - 6.499	9	2,152,365.13	0.51	6.744	358	68.15	627
6.500 - 6.999	74	16,307,267.72	3.86	6.838	358	74.15	649
7.000 - 7.499	139	29,459,653.11	6.98	7.267	358	76.69	649
7.500 - 7.999	423	81,310,802.78	19.26	7.785	358	78.84	649
8.000 - 8.499	291	52,889,754.12	12.53	8.255	358	79.94	639
8.500 - 8.999	513	91,621,216.46	21.70	8.762	358	80.56	619
9.000 - 9.499	220	39,250,696.84	9.30	9.269	358	83.73	601
9.500 - 9.999	333	52,418,784.14	12.41	9.759	358	84.15	590
10.000 -10.499	137	19,546,219.01	4.63	10.269	358	85.49	585
10.500 -10.999	156	21,869,155.59	5.18	10.741	358	87.39	571
11.000 -11.499	58	7,247,075.46	1.72	11.258	358	88.34	568
11.500 -11.999	43	6,539,925.36	1.55	11.705	358	88.27	563
12.000 -12.499	8	1,155,042.34	0.27	12.251	358	93.47	561
12.500 -12.999	2	132,368.68	0.03	12.850	359	100.00	599

Total	2,407	$422,228,326.74	100.00%	8.762%	358	81.19%	619

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
12.500 -12.999	1	$328,000.00	0.08%	5.990%	359	80.00%	624
13.000 -13.499	8	1,681,401.39	0.40	6.433	358	66.66	641
13.500 -13.999	78	17,153,264.12	4.06	6.885	358	73.84	647
14.000 -14.499	149	32,019,247.03	7.58	7.331	358	76.65	647
14.500 -14.999	426	82,053,606.98	19.43	7.804	358	79.12	648
15.000 -15.499	288	51,834,160.48	12.28	8.282	358	79.96	637
15.500 -15.999	508	90,600,290.04	21.46	8.767	358	80.44	619
16.000 -16.499	215	38,356,824.26	9.08	9.272	358	83.95	601
16.500 -16.999	331	51,981,429.91	12.31	9.763	358	84.17	590
17.000 -17.499	137	19,546,219.01	4.63	10.269	358	85.49	585
17.500 -17.999	155	21,599,471.68	5.12	10.742	358	87.55	571
18.000 -18.499	58	7,247,075.46	1.72	11.258	358	88.34	568
18.500 -18.999	43	6,539,925.36	1.55	11.705	358	88.27	563
19.000 -19.499	8	1,155,042.34	0.27	12.251	358	93.47	561
19.500 -19.999	2	132,368.68	0.03	12.850	359	100.00	599

Total	2,407	$422,228,326.74	100.00%	8.762%	358	81.19%	619

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500	5	$1,337,606.42	0.32%	7.801%	357	69.49%	571
3.000	2,402	420,890,720.32	99.68	8.765	358	81.22	619

Total	2,407	$422,228,326.74	100.00%	8.762%	358	81.19%	619

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	2,402	$420,890,720.32	99.68%	8.765%	358	81.22%	619
1.500	5	1,337,606.42	0.32	7.801	357	69.49	571

Total	2,407	$422,228,326.74	100.00%	8.762%	358	81.19%	619

Next Rate Change Date	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10/01/07	1	$225,719.57	0.05%	7.900%	352	90.00%	587
12/01/07	5	930,862.26	0.22	8.624	354	82.04	588
01/01/08	6	1,117,584.59	0.26	8.572	355	80.31	628
02/01/08	29	5,867,567.84	1.39	8.719	356	80.37	601
03/01/08	177	33,087,905.98	7.84	8.536	357	77.29	607
03/24/08	1	90,682.62	0.02	8.200	358	80.00	595
04/01/08	1,251	218,244,947.87	51.69	8.768	358	81.06	619
05/01/08	893	155,137,946.48	36.74	8.839	359	82.53	622
02/01/09	2	386,475.92	0.09	7.526	356	64.22	665
03/01/09	5	1,059,300.26	0.25	8.293	357	74.82	619
04/01/09	16	2,527,925.66	0.60	8.374	358	79.75	635
05/01/09	8	1,350,398.84	0.32	7.768	359	72.78	621
02/01/11	2	468,501.91	0.11	7.396	356	69.41	643
03/01/11	1	116,276.81	0.03	9.500	357	85.00	553
04/01/11	7	1,259,584.69	0.30	7.795	358	70.42	677
05/01/11	3	356,645.44	0.08	8.515	359	75.80	629

Total	2,407	$422,228,326.74	100.00%	8.762%	358	81.19%	619

Grade	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
M1	1,778	$270,603,902.06	53.00%	8.780%	353	82.26%	614
M2	529	87,112,604.11	17.06	9.355	356	79.82	577
M3	119	19,747,231.12	3.87	9.362	354	70.45	556
M4	80	13,261,125.49	2.60	9.582	358	67.11	554
Alt A	738	119,806,316.09	23.47	8.259	348	82.17	683

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

IO Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	2,918	$437,408,327.62	85.68%	8.918%	352	81.12%	613
60	313	71,198,044.49	13.95	8.090	358	80.13	662
120	13	1,924,806.76	0.38	7.994	358	77.98	668

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

MI Company	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
MGIC	1,546	$291,163,564.55	57.03%	8.639%	357	83.43%	627
NO MI	1,698	219,367,614.32	42.97	9.012	347	77.71	611

Total	3,244	$510,531,178.87	100.00%	8.799%	353	80.97%	620

NovaStar Home Equity Loan Asset-Backed Notes, Series 2006-2

Group II Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$510,570,745	$11,237	$1,348,298
Average Scheduled Principal Balance	$183,395
Number of Mortgage Loans	2,784
Weighted Average Gross Coupon	8.780%	5.700%	13.050%
Weighted Average FICO Score	628	501	814
Weighted Average Original LTV	81.50%	18.75%	100.00%
Weighted Average Original Term	352 months	180 months	360 months
Weighted Average Stated Remaining Term	350 months	174 months	359 months
Weighted Average Seasoning	2 months	1 month	107 months
Weighted Average Gross Margin	5.663%	3.850%	7.861%
Weighted Average Minimum Interest Rate	8.696%	5.700%	12.625%
Weighted Average Maximum Interest Rate	15.681%	12.625%	19.625%
Weighted Average Initial Rate Cap	2.989%	1.500%	5.000%
Weighted Average Subsequent Rate Cap	1.005%	1.000%	1.500%
Weighted Average Months to Roll	23 months	17 months	59 months

Maturity Date		Dec. 1, 2020	May 1, 2036
Maximum Zip Code Concentration	0.67%	20744

Current Principal Balance ($)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	249	$8,375,614.61	1.64%	11.244%	198	95.36%	651
50,000.01 - 100,000.00	585	46,017,984.08	9.01	9.639	323	83.02	620
100,000.01 - 150,000.00	635	78,740,435.60	15.42	9.048	343	82.12	616
150,000.01 - 200,000.00	444	77,325,314.08	15.14	8.689	357	79.89	622
200,000.01 - 250,000.00	263	58,700,709.32	11.50	8.672	358	80.20	622
250,000.01 - 300,000.00	183	49,997,312.93	9.79	8.622	358	81.75	622
300,000.01 - 350,000.00	107	34,461,893.86	6.75	8.588	358	80.20	627
350,000.01 - 400,000.00	74	27,602,035.71	5.41	8.363	358	81.34	642
400,000.01 - 450,000.00	69	29,524,927.49	5.78	8.367	358	80.93	642
450,000.01 - 500,000.00	64	30,488,560.20	5.97	8.466	358	82.33	639
500,000.01 - 550,000.00	50	26,274,536.82	5.15	8.416	358	82.65	648
550,000.01 - 600,000.00	25	14,360,285.08	2.81	8.328	358	83.30	641
600,000.01 - 650,000.00	9	5,616,393.92	1.10	8.739	358	83.64	656
650,000.01 - 700,000.00	6	4,061,802.01	0.80	8.697	358	78.37	645
700,000.01 - 750,000.00	7	5,048,534.42	0.99	8.947	358	85.44	634
750,000.01 - 800,000.00	1	796,000.00	0.16	6.850	359	89.94	715
800,000.01 - 850,000.00	3	2,538,734.70	0.50	9.144	358	77.99	612
850,000.01 - 900,000.00	2	1,757,280.38	0.34	8.954	359	86.61	621
900,000.01 - 950,000.00	1	920,000.00	0.18	7.990	357	80.00	676
1,000,000.01+	7	7,962,389.99	1.56	8.378	359	70.67	640

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Current Gross Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	2	$671,150.00	0.13%	5.890%	358	75.27%	660
6.000 - 6.499	8	1,911,220.34	0.37	6.334	346	79.52	668
6.500 - 6.999	77	19,337,188.72	3.79	6.897	358	76.63	665
7.000 - 7.499	148	37,854,812.99	7.41	7.306	357	75.48	653
7.500 - 7.999	455	106,539,162.03	20.87	7.796	356	77.65	651
8.000 - 8.499	296	60,904,506.98	11.93	8.267	356	78.95	637
8.500 - 8.999	524	106,271,058.34	20.81	8.774	356	81.23	623
9.000 - 9.499	233	41,729,248.93	8.17	9.259	356	81.88	613
9.500 - 9.999	392	67,046,231.88	13.13	9.757	350	85.83	597
10.000 -10.499	129	21,422,361.48	4.20	10.238	351	86.66	589
10.500 -10.999	171	21,366,283.74	4.18	10.736	335	89.32	595
11.000 -11.499	99	8,610,070.89	1.69	11.237	294	91.06	607
11.500 -11.999	125	9,029,243.00	1.77	11.774	266	95.20	624
12.000 -12.499	65	4,342,149.72	0.85	12.189	255	97.94	631
12.500 -12.999	57	3,358,455.92	0.66	12.789	197	99.73	684
13.000 -13.499	3	177,600.24	0.03	13.010	190	96.48	708

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

FICO	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
500-524	84	$13,419,430.43	2.63%	9.548%	358	70.02%	515
525-549	242	40,596,662.75	7.95	9.614	357	78.30	538
550-574	262	48,648,266.42	9.53	9.144	357	77.94	562
575-599	458	79,608,870.24	15.59	9.128	352	82.23	587
600-624	386	73,052,508.47	14.31	8.659	353	81.77	611
625-649	402	71,373,560.37	13.98	8.572	348	82.62	637
650-674	368	69,559,026.32	13.62	8.462	347	82.06	662
675-699	223	44,815,941.76	8.78	8.209	346	83.56	687
700+	359	69,496,478.44	13.61	8.521	339	83.92	731

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Original LTV (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	69	$11,477,213.16	2.25%	8.302%	353	43.04%	596
50.00- 54.99	40	6,883,795.72	1.35	8.133	357	52.20	599
55.00- 59.99	58	10,421,734.80	2.04	8.576	358	57.71	582
60.00- 64.99	63	12,440,024.24	2.44	8.407	357	62.27	586
65.00- 69.99	107	22,711,780.39	4.45	8.191	354	67.91	611
70.00- 74.99	154	29,557,302.09	5.79	8.407	355	72.03	597
75.00- 79.99	208	46,127,413.50	9.03	8.451	356	76.77	601
80.00	696	145,955,996.94	28.59	8.276	357	80.00	658
80.01- 84.99	65	14,623,377.66	2.86	8.265	352	83.60	640
85.00- 89.99	249	53,686,799.27	10.52	8.847	357	86.36	622
90.00- 94.99	430	85,319,745.17	16.71	9.156	357	90.26	616
95.00- 99.99	228	41,017,344.61	8.03	9.644	352	95.07	620
100.00	417	30,348,217.65	5.94	10.970	250	100.00	666

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
180	403	$23,358,301.56	4.57%	10.924%	178	95.90%	670
240	11	868,070.84	0.17	9.654	237	74.46	655
360	2,370	486,344,372.80	95.26	8.676	358	80.82	626

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
121-180	403	$23,358,301.56	4.57%	10.924%	178	95.90%	670
181-240	11	868,070.84	0.17	9.654	237	74.46	655
241-300	1	95,092.35	0.02	11.250	253	80.00	540
301-360	2,369	486,249,280.45	95.24	8.675	358	80.82	626

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

FRM/ARM	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	2,004	$427,546,442.33	83.74%	8.700%	358	81.19%	625
Fixed Rate Loan	780	83,024,302.87	16.26	9.192	306	83.11	640

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Interest Only	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Interest Only	338	$102,567,633.74	20.09%	8.101%	358	81.34%	667
Not Interest Only	2,446	408,003,111.46	79.91	8.951	348	81.54	618

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,059	$190,396,019.69	37.29%	9.088%	347	82.19%	632
12	12	3,454,180.14	0.68	8.969	352	81.02	610
14	1	749,259.26	0.15	9.500	358	57.69	576
24	911	174,845,783.05	34.25	8.697	352	81.05	628
36	800	141,015,974.95	27.62	8.460	351	81.26	623
60	1	109,528.11	0.02	8.200	327	90.00	592

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Lien	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	2,398	$489,907,649.07	95.95%	8.671%	357	80.76%	626
Second Lien	386	20,663,096.13	4.05	11.381	183	99.13	676

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Documentation Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Full Documentation	1,374	$204,958,928.52	40.14%	8.756%	351	82.13%	598
Limited Documentation	58	11,903,970.74	2.33	8.702	356	81.16	600
No Documentation	274	51,356,460.98	10.06	8.625	345	82.37	696
Stated Income	1,078	242,351,384.96	47.47	8.838	350	80.81	640

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Loan Purpose	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,413	$286,598,992.86	56.13%	8.605%	355	78.88%	610
Purchase	1,273	209,717,108.44	41.08	9.026	343	85.02	653
Rate/Term Refinance	98	14,254,643.90	2.79	8.697	351	82.56	615

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Property Type	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condo	205	$35,431,615.15	6.94%	8.869%	346	81.49%	653
Multi-Unit	101	24,691,690.67	4.84	8.923	353	83.06	643
PUD	421	90,768,792.25	17.78	8.744	350	82.22	631
Single Family Residence	2,057	359,678,647.13	70.45	8.771	350	81.21	624

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Occupancy Status	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	115	$19,996,429.98	3.92%	9.146%	356	79.52%	658
Primary	2,610	476,685,549.79	93.36	8.764	349	81.65	626
Secondary Home	59	13,888,765.43	2.72	8.802	356	79.39	664

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

State	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	39	$3,383,933.99	0.66%	9.590%	345	88.67%	603
Arizona	100	18,349,505.11	3.59	8.825	351	79.84	629
Arkansas	29	3,397,228.94	0.67	9.113	348	83.53	618
California	306	99,302,859.10	19.45	8.284	350	80.15	640
Colorado	28	4,431,370.03	0.87	8.721	348	83.52	640
Connecticut	67	11,958,517.17	2.34	8.813	349	82.30	640
Delaware	8	1,250,078.37	0.24	9.690	356	80.22	619
District of Columbia	20	4,691,424.09	0.92	8.898	350	73.36	625
Florida	580	110,602,732.04	21.66	8.654	349	80.31	640
Georgia	63	8,154,921.71	1.60	9.263	349	83.52	618
Idaho	11	2,021,216.98	0.40	8.853	355	76.49	592
Illinois	51	8,334,952.79	1.63	8.982	354	84.62	615
Indiana	26	2,381,337.66	0.47	9.120	332	81.19	616
Iowa	8	668,589.98	0.13	9.478	358	85.69	589
Kansas	22	2,334,882.72	0.46	9.847	357	89.21	616
Kentucky	22	2,469,272.80	0.48	8.997	353	87.65	618
Louisiana	29	3,226,276.13	0.63	9.256	354	83.14	610
Maine	8	1,342,599.27	0.26	7.777	342	84.08	636
Maryland	139	36,218,333.04	7.09	8.542	352	81.56	626
Massachusetts	49	10,287,990.55	2.01	9.269	350	82.33	643
Michigan	95	10,645,052.80	2.08	9.302	352	84.80	614
Minnesota	25	3,655,588.33	0.72	9.027	352	83.27	609
Mississippi	28	2,759,973.99	0.54	9.694	344	87.71	596
Missouri	74	8,025,043.83	1.57	9.538	351	85.41	605
Montana	2	416,594.11	0.08	8.205	357	77.50	624
Nebraska	5	554,431.70	0.11	8.828	350	84.93	630
Nevada	46	10,412,056.48	2.04	8.736	349	83.05	626
New Hampshire	13	2,614,902.54	0.51	9.161	344	81.87	624
New Jersey	69	16,775,197.56	3.29	8.997	351	79.09	592
New Mexico	13	1,307,248.56	0.26	8.349	354	76.63	650
New York	69	18,462,176.29	3.62	8.946	351	78.11	607
North Carolina	119	14,989,607.98	2.94	9.207	348	82.15	621
Ohio	73	7,895,989.41	1.55	9.345	348	83.92	599
Oklahoma	17	1,687,318.91	0.33	9.220	341	87.29	607
Oregon	7	1,179,382.36	0.23	8.443	358	83.19	649
Pennsylvania	88	9,931,251.87	1.95	9.297	357	82.74	601
Rhode Island	4	908,903.09	0.18	9.788	358	75.23	560
South Carolina	79	9,353,802.79	1.83	9.060	351	84.87	615
South Dakota	1	202,113.37	0.04	7.750	358	80.00	683
Tennessee	40	4,146,716.29	0.81	9.468	343	86.04	605
Texas	139	14,544,706.24	2.85	9.313	343	85.05	618
Utah	18	2,743,224.05	0.54	8.573	343	82.94	638
Vermont	3	346,524.26	0.07	8.290	358	68.10	533
Virginia	86	21,132,602.72	4.14	8.740	348	82.85	639
Washington	38	7,404,043.30	1.45	8.401	348	83.27	632
West Virginia	6	873,477.59	0.17	9.089	348	80.72	658
Wisconsin	21	2,594,445.69	0.51	9.747	356	86.59	605
Wyoming	1	200,346.62	0.04	8.250	359	80.00	642

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

Gross Margin (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
3.500 - 3.999	1	$179,657.53	0.04%	6.250%	358	80.00%	721
4.000 - 4.499	32	7,501,781.06	1.75	7.369	358	72.39	675
4.500 - 4.999	338	81,151,953.07	18.98	7.796	358	77.90	684
5.000 - 5.499	359	81,744,209.41	19.12	8.235	358	78.56	650
5.500 - 5.999	525	111,066,508.35	25.98	8.703	358	82.18	613
6.000 - 6.499	433	89,233,265.63	20.87	9.345	358	84.60	593
6.500 - 6.999	196	37,986,274.64	8.88	9.926	358	85.19	574
7.000 - 7.499	118	18,067,567.07	4.23	9.690	358	80.13	575
7.500 - 7.999	2	615,225.57	0.14	8.019	358	82.42	641

Total	2,004	$427,546,442.33	100.00%	8.700%	358	81.19%	625

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5.500 - 5.999	2	$671,150.00	0.16%	5.890%	358	75.27%	660
6.000 - 6.499	8	2,056,842.08	0.48	6.469	358	80.21	658
6.500 - 6.999	76	19,088,331.05	4.46	6.902	358	76.94	665
7.000 - 7.499	119	32,975,284.68	7.71	7.355	358	75.79	652
7.500 - 7.999	354	86,432,188.28	20.22	7.806	358	78.28	650
8.000 - 8.499	236	51,678,710.60	12.09	8.268	358	79.49	640
8.500 - 8.999	423	92,662,543.44	21.67	8.782	358	81.17	623
9.000 - 9.499	193	37,481,799.00	8.77	9.257	358	81.98	614
9.500 - 9.999	305	58,219,570.43	13.62	9.758	358	85.60	595
10.000 -10.499	96	18,180,620.48	4.25	10.248	358	86.62	583
10.500 -10.999	112	16,995,786.32	3.98	10.725	358	88.20	578
11.000 -11.499	35	4,850,854.66	1.13	11.232	359	87.99	570
11.500 -11.999	32	4,232,239.46	0.99	11.729	358	90.72	579
12.000 -12.499	11	1,707,951.80	0.40	12.193	358	95.02	576
12.500 -12.999	2	312,570.05	0.07	12.580	358	97.08	579

Total	2,004	$427,546,442.33	100.00%	8.700%	358	81.19%	625

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
12.500 -12.999	4	$980,271.25	0.23%	6.604%	358	79.07%	641
13.000 -13.499	9	2,224,456.23	0.52	6.537	358	78.81	656
13.500 -13.999	82	20,407,565.65	4.77	6.959	358	76.43	660
14.000 -14.499	121	32,988,740.51	7.72	7.328	358	76.18	653
14.500 -14.999	356	86,470,184.20	20.22	7.824	358	78.47	650
15.000 -15.499	239	52,412,855.13	12.26	8.299	358	79.72	639
15.500 -15.999	419	92,260,990.24	21.58	8.795	358	81.15	623
16.000 -16.499	189	36,157,467.99	8.46	9.267	358	82.00	615
16.500 -16.999	299	57,604,728.41	13.47	9.756	358	85.33	595
17.000 -17.499	94	17,939,780.43	4.20	10.249	358	86.58	582
17.500 -17.999	112	16,995,786.32	3.98	10.725	358	88.20	578
18.000 -18.499	35	4,850,854.66	1.13	11.232	359	87.99	570
18.500 -18.999	32	4,232,239.46	0.99	11.729	358	90.72	579
19.000 -19.499	11	1,707,951.80	0.40	12.193	358	95.02	576
19.500 -19.999	2	312,570.05	0.07	12.580	358	97.08	579

Total	2,004	$427,546,442.33	100.00%	8.700%	358	81.19%	625

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500	10	$3,712,477.16	0.87%	7.465%	357	76.64%	651
3.000	1,993	423,313,965.17	99.01	8.712	358	81.23	625
5.000	1	520,000.00	0.12	7.990	356	80.00	633

Total	2,004	$427,546,442.33	100.00%	8.700%	358	81.19%	625

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000	1,993	$423,313,965.17	99.01%	8.712%	358	81.23%	625
1.500	11	4,232,477.16	0.99	7.530	357	77.06	649

Total	2,004	$427,546,442.33	100.00%	8.700%	358	81.19%	625

Next Rate Change Date	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
11/01/07	1	$280,000.00	0.07%	7.550%	353	80.00%	628
12/01/07	1	143,483.29	0.03	8.650	354	80.00	586
01/01/08	3	975,028.66	0.23	8.106	355	84.65	631
02/01/08	30	5,650,270.14	1.32	9.205	356	80.57	590
03/01/08	150	30,076,424.51	7.03	8.530	357	80.83	617
04/01/08	1,057	223,714,601.20	52.33	8.642	358	80.93	627
05/01/08	722	157,792,545.60	36.91	8.836	359	81.89	625
03/01/09	3	653,381.34	0.15	7.942	357	65.98	630
04/01/09	16	3,362,272.02	0.79	8.313	358	76.90	622
05/01/09	9	1,916,960.35	0.45	8.565	359	81.70	665
02/01/11	1	520,000.00	0.12	7.990	356	80.00	633
03/01/11	4	1,242,998.78	0.29	7.505	357	77.15	692
04/01/11	3	443,440.57	0.10	7.388	358	80.00	678
05/01/11	4	775,035.87	0.18	7.859	359	66.75	631

Total	2,004	$427,546,442.33	100.00%	8.700%	358	81.19%	625

Grade	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
M1	1,459	$256,726,611.20	50.28%	8.844%	351	82.90%	618
M2	434	87,654,754.78	17.17	9.140	356	79.38	587
M3	89	15,839,409.68	3.10	9.223	358	69.68	556
M4	52	8,712,742.61	1.71	9.416	355	66.45	574
Alt A	747	141,313,162.98	27.68	8.352	343	82.52	683
A+	1	119,443.49	0.02	8.950	322	80.00	749
A-	1	109,528.11	0.02	8.200	327	90.00	592
B	1	95,092.35	0.02	11.250	253	80.00	540

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

IO Term (months)	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	2,446	$408,003,111.46	79.91%	8.951%	348	81.54%	618
60	325	98,365,933.23	19.27	8.109	358	81.46	667
120	13	4,201,700.51	0.82	7.913	358	78.67	666

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628

MI Company	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
MGIC	1,301	$284,382,967.73	55.70%	8.607%	357	83.66%	633
NO MI	1,483	226,187,777.47	44.30	8.998	341	78.79	621

Total	2,784	$510,570,745.20	100.00%	8.780%	350	81.50%	628